Exhibit 99.2

INDEX

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Report of Independent Registered Public Accounting Firm	1

Special Purpose Statement of Revenues and Direct Expenses for the Year Ended September 30, 2018	2

Notes to Special Purpose Statement of Revenues and Direct Expenses	3 – 10

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Onstream Media Corporation

Opinion on the Financial Statements
We have audited the accompanying Special Purpose Statement of Revenues and Direct Expenses and related notes (collectively referred to as the “financial statement”) of the VisualWebcaster Platform of Onstream Media Corporation (the “Company”) for the year ended September 30, 2018. In our opinion, the financial statement presents fairly, in all material respects, the revenues and direct expenses of the Company for the year ended September 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion
This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter
As discussed in Note 1 to the financial statement, complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the amendment to the current report on Form 8-K/A of Issuer Direct Corporation, have been prepared for the purposes of the Company, and are not intended to be a complete presentation of the results of operations or of the Company. Our opinion is not modified with respect to this matter.

/S/ Cherry Bekaert LLP

We have served as the Company’s auditor since 2018.

Raleigh, North Carolina
March 15, 2019

VISUALWEBCASTER PLATFORM OPERATIONS OF ONSTREAM MEDIA CORPORATION
SPECIAL PURPOSE STATEMENT OF REVENUES AND DIRECT EXPENSES
FOR THE YEAR ENDED SEPTEMBER 30, 2018

Total revenues	$3,045,016

Costs and expenses:
Costs of revenue	$967,794
Compensation expense	1,229,275
Other general and administrative expense	421,585
Total costs and expenses	$2,618,654
Contribution from webcasting operations	$426,362

The accompanying notes are an integral part of this special purpose statement of revenues and direct expenses.

VISUALWEBCASTER PLATFORM OPERATIONS OF ONSTREAM MEDIA CORPORATION
NOTES TO THE SPECIAL PURPOSE STATEMENT OF REVENUES AND DIRECT EXPENSES
FOR THE YEAR ENDED SEPTEMBER 30, 2018

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

Onstream Media Corporation (“we”, “us” or "Onstream"), a Florida corporation organized in 1993, is a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology and social media marketing, provided primarily to corporate (including large as well as small to medium sized businesses), education and government customers. Our VisualWebcaster Platform operations (“VWP”) are located primarily in South Florida and are supported by an office in New York City. VWP provides an array of corporate-oriented, web-based media services including live audio and video webcasting and on-demand audio and video streaming for any business, government or educational entity. VWP generates revenue primarily through production and distribution fees. VWP’s sales are primarily to United States based customers, although sales are also made to customers based in Canada, Europe and other international locations.

Basis of Presentation

On January 3, 2019 (the “Closing Date”), we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Issuer Direct Corporation, a Delaware corporation (the “Buyer”), whereby we sold and the Buyer purchased certain assets related primarily to customer accounts, intellectual property, fixed assets and assumed certain existing contractual obligations related primarily to data processing and storage, bandwidth and facility leases relating to VWP. The accounts receivable and the accounts payable related to VWP and existing as of the Closing Date were not included as part of the Purchase Agreement. See Note 4 – Subsequent Events for additional details of this transaction.

The accompanying special purpose statement of revenues and direct expenses (the “Statement”) has been prepared for inclusion in the Buyer’s filings with the Securities and Exchange Commission under Rule 3-05 of Regulation S-X. It is impracticable to prepare complete financial statements related to VWP as these operations were not a separate legal entity of Onstream and was never operated as a stand-alone business, division or subsidiary. We have never prepared full stand-alone or full carve-out financial statements for VWP. Because we did not account for VWP as a separate entity, this Statement was derived from the operating activities directly attributed to VWP from our internal books and records.

The resulting Statement is measured in accordance with United States generally accepted accounting principles (US GAAP).  However, the direct expenses and revenues of VWP as presented in the Statement may differ materially from (i) the results that would have been achieved had VWP been operated as a separate entity and (ii) the results that will be achieved going forward after giving effect to the Purchase Agreement.

VWP’s financing needs were supported by Onstream and cash generated by VWP was commingled with funds from our other operations. As VWP has historically been managed as part of Onstream and has not operated as a stand-alone entity, it is impractical to prepare historical cash flow information regarding VWP’s operating, investing, and financing cash flows. As such, information on cash flows is not presented herein.

VISUALWEBCASTER PLATFORM OPERATIONS OF ONSTREAM MEDIA CORPORATION
NOTES TO THE SPECIAL PURPOSE STATEMENT OF REVENUES AND DIRECT EXPENSES
FOR THE YEAR ENDED SEPTEMBER 30, 2018

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION (Continued)

Basis of Presentation (continued)

During fiscal 2018, we received aggregate gross cash proceeds (the “Purchase Price”) of $2.5 million for the sale, effective April 30, 2018, of certain Onstream accounts (and the related future business to those customers) (“Sold Accounts”), to Infinite Conferencing Partners LLC, a Florida limited liability company (“Partners”). The accounts (and the related future business to those customers) included in that sale represented historical annual revenues of approximately $3.9 million, of which approximately $2.4 million was associated with VWP accounts (“Sold VWP Accounts”). Since the Partners transaction, with respect to VWP, was materially discontinued as a result of our repurchase of all but one of those Sold VWP Accounts in January 2019 in order for us to then sell them to the Buyer (see Note 4 – Subsequent Events), we have not reflected the Partners transaction in this Statement, including the following two items:

We have excluded from this Statement the above proceeds received from Partners and allocable to the Sold VWP Accounts. Section 1.2.1.2 of the SEC’s Financial Reporting Manual refers to Rule 11-01 of Regulation S-X, which among other things lists as a determiner of what constitutes a business as “whether the nature of the revenue-producing activity of the component will remain generally the same as before the transaction”. Proceeds from selling accounts would not be expected to continue in the future under the Buyer’s ownership of VWP and are not directly related to the revenue producing activities of VWP. Therefore, we conclude that these proceeds, a one-time payment for the purchase of VWP accounts, are not part of the business being sold (i.e., VWP) and thus are excluded from the Statement.

We have concluded that the Partners’ guaranteed return related to the Sold VWP Accounts, as well as the other related expenses incurred by us, are indirect expenses and thus are excluded from this Statement. The guidance for abbreviated financial statements in the SEC’s Financial Reporting Manual provides that “the staff would expect the statement of revenues and direct expenses to exclude only those costs not directly involved in the revenue producing activity, such as corporate overhead, interest and taxes”. Since this guidance specifically allows the exclusion of interest and since the list of specifically identified excludable items is preceded by “such as”, we have concluded that similar costs to those listed, if not directly involved in the revenue producing activity, would be excludable. The Partners’ guaranteed return, even though not structured as an interest payment, is calculated as a fixed percentage of the original purchase price paid to us, and thus is a cost of money payment very similar to interest and is not directly involved in the revenue producing activity (i.e., VWP).

VISUALWEBCASTER PLATFORM OPERATIONS OF ONSTREAM MEDIA CORPORATION
NOTES TO THE SPECIAL PURPOSE STATEMENT OF REVENUES AND DIRECT EXPENSES
FOR THE YEAR ENDED SEPTEMBER 30, 2018

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION (Continued)

Basis of Presentation (continued)

Onstream entered into a Master Services Agreement (“Platform MSA”) with a company (“Platform”) on July 26, 2016 providing for Platform to develop a cloud media encoding platform for VWP’s use. As of September 30, 2018, we had paid Platform $50,000 in progress payments against the $100,000 total contract value. The remaining $50,000 was contractually identified as being for initial testing and acceptance. Therefore, the payments made as of September 30, 2018 were reflected as an asset on Onstream/VWP’s balance sheet as of that date, since the encoding platform was not yet completed nor in service. The Platform MSA also called for licensing fees to be paid by Onstream to Platform, commencing January 1, 2017 in the amount of 14,500 BP per quarter plus 1% of all annual turnover processed through the platform in excess of $6.5 million. These fees were not paid nor accrued by Onstream/VWP. The Platform MSA was amended on December 4, 2018, acknowledging that the contract requirements had been met as of that date and providing that the remaining $50,000 due under the contract would be paid by March 4, 2019, although as of March 15, 2019 it has not been paid. In addition, the amendment deferred the start date of 40% of the licensing fees (related to audio events) to December 1, 2018 and the remaining 60% (related to video events) to the acceptance date as defined in the Platform MSA, which was subsequently determined to be March 1, 2019. Platform, in a document they executed on December 3, 2018, agreed to assign the Platform MSA to the Buyer effective as of the January 3, 2019 purchase date, although we remain obligated for the $50,000 still due on the contract as well as the licensing fees accrued through that date.

Onstream entered into a Master Services Agreement (“Data Center MSA”) dated April 11, 2017 and amended on April 20, May 19 and July 27, 2017, with a company (“Data Center”). The Data Center MSA, with a 36-month term, was for our purchase of production data center services, production private cloud services, DR public cloud (Dallas) services, certain software licenses and other charges as well as amortization of the initial set-up fee. The total monthly obligation under the Data Center MSA, as amended, is $23,116.60 - $21,874.02 for the core charge, of which $11,593.23 was allocated to VWP’s costs of revenue and the balance to our other operations based on relative CPU count, and $1,242.58 for MS Office 365 and other office/network software, of which $305.75 was allocated to VWP’s general and administrative expense and the balance to our other operations based on relative employee headcount. Due to implementation delays, Data Center did not begin charging us for the core charge until November 1, 2017 and they credited us for 50% of that charge for both November and December 2017. In connection with the January 3, 2019 sale of VWP, the Buyer agreed to assume as of that date $15,000 of the monthly obligation for the core charge plus the charge corresponding to the MS Office 365 and other office/network software that it retained for the VWP employees and/or operations. Although Data Center, in a document they executed on December 30, 2018, agreed to assign the Data Center MSA to the Buyer effective as of the January 3, 2019 sale date, Data Center’s implementation of an assignment under the terms agreed between us and the Buyer is still in progress as of March 15, 2019.

VISUALWEBCASTER PLATFORM OPERATIONS OF ONSTREAM MEDIA CORPORATION
NOTES TO THE SPECIAL PURPOSE STATEMENT OF REVENUES AND DIRECT EXPENSES
FOR THE YEAR ENDED SEPTEMBER 30, 2018

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenues from sales of goods and services are recognized when (i) persuasive evidence of an arrangement between us and the customer exists, (ii) the goods or service has been provided to the customer, (iii) the price to the customer is fixed or determinable and (iv) collectability of the sales price is reasonably assured. Revenues as presented in the Statement include customer proceeds from the Sold VWP Accounts, which were deposited in a segregated Partners owned bank account and then passed on to Infinite (on behalf of VWP and all other Onstream operations participating in the Partners transaction), after the deduction of the Partners’ guaranteed return related to the Sold VWP Accounts, as well as the other related expenses.

VWP recognizes revenue from live and on-demand webcasts at the time an event is accessible for streaming over the Internet. VWP services are provided to customers using our proprietary streaming media software, tools and processes. Customer billings are typically based on (i) the volume of data streamed at rates agreed upon in the customer contract or (ii) a set monthly fee. Since the primary deliverable is a webcast, returns are inapplicable. If we have difficulty in producing the webcast, we may reduce the fee charged to the customer. Historically these reductions have been immaterial and are recorded in the month the event occurs.

Services for live webcast events are usually sold for a single price that includes on-demand webcasting services in which we host an archive of the webcast event for future access on an on-demand basis for periods ranging from one month to one year. However, on-demand webcasting services are sometimes sold separately without the live event component and we have referred to these separately billed transactions as verifiable and objective evidence of the amount of our revenues related to on-demand services. In addition, we have determined that the material portion of all views of archived webcasts take place within the first ten days after the live webcast.

Amounts billed to or received from customers for webcasting services to be provided in future accounting periods are recorded on our balance sheet as deferred revenue. The revenue is recognized when the events are completed and/or the services provided.

Concentration of Credit Risk and Bad Debt Reserves

Two customers represented 16.3% and 15.4%, respectively, of our total revenues for the year ended September 30, 2018. The customer representing 16.3% is a large, well-known manufacturer of computer products. The customer representing 15.4% resells our webcasts to third party end users, none of which accounted for more than 1% of our total revenues for the year ended September 30, 2018, and which is the VWP account not repurchased by us from Partners and not sold by us to the Buyer (see Note 4 – Subsequent Events). The above percentages do not reflect concentrations resulting from our April 30, 2018 transaction with Partners (see Note 1 – Nature of Business and Basis of Presentation).

We perform ongoing credit evaluations of our customers' financial condition and do not require collateral from them. Reserves for credit losses are maintained at levels considered adequate by our management.

Where we are aware of circumstances that may impair a specific customer's ability to meet its financial obligations, we record a specific allowance against amounts due from it, and thereby reduce the receivable to an amount we reasonably believe will be collected. For all other customers, we recognize allowances for doubtful accounts based on the length of time the receivables are past due, the current business environment and historical experience.

VISUALWEBCASTER PLATFORM OPERATIONS OF ONSTREAM MEDIA CORPORATION
NOTES TO THE SPECIAL PURPOSE STATEMENT OF REVENUES AND DIRECT EXPENSES
FOR THE YEAR ENDED SEPTEMBER 30, 2018

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Costs and Expenses

Costs of revenues includes (i) direct labor (as discussed in the next paragraph), (ii) costs for streaming, bandwidth, colocation and infrastructure services and (iii) costs of third-party production and other services.

Compensation expense includes all amounts paid to VWP employees, including (i) base payroll, bonuses, commissions, vacation and other compensated absences, (ii) health and other insurance, net of the employees’ share and (iii) the employer’s share of payroll taxes, except that compensation expense for VWP employees considered to be direct labor are classified under costs of revenue.

Other general and administrative expense includes rental expense, professional fees, sales and marketing costs, phone expense, bank and credit card fees, computer and office supplies, travel and entertainment, depreciation and amortization and bad debt expense.

Total rental expense (including executory costs) was approximately $161,000 for the year ended September 30, 2018. This rental expense is primarily related to VWP’s Pompano Beach, Florida location, but it also includes the cost of a dedicated sales office in New York City, which is leased on a year-to-year basis, and an allocation related to the estimated portion of a San Francisco office space housing our EDNET operations kept available for back-up of the VWP operations.

The operating lease for VWP offices (in a facility shared with our principal executive offices) in Pompano Beach, Florida expired September 15, 2013. After that time, although we attempted to negotiate an extension, this lease effectively remained on month-to-month status, during which time we recorded a monthly rental expense of approximately $21,100 (including sales taxes and our estimated share of property taxes, insurance and other operating expenses incurred under the lease), which excludes operating expenses such as electricity paid by us directly. As of September 30, 2018, our rent payments calculated on this basis were in arrears by approximately $338,000 (sixteen months) and in January 2019, we concluded negotiations with the landlord to settle this obligation for $160,000, paying $100,000 at that time and agreeing to pay the remaining $60,000 in equal installments over the subsequent twenty-four months. Thirty-five percent of the originally recorded rental expense for this facility and the related operating expenses were allocated to VWP through September 30, 2018, based on an evaluation of the relative square footage usage. Notwithstanding the January 2019 settlement, we determined that the rent expense originally allocated to VWP was reasonable based on market rates for the square footage being used and therefore the credit resulting from the settlement was determined to be a reduction of corporate overhead unrelated to VWP.

VWP moved out of the Pompano Beach facility during October 2018, to a dedicated facility in nearby Fort Lauderdale. The lease for that new facility was effective in July 2018 but the full monthly rental of approximately $4,500 per month (including sales taxes and our estimated share of property taxes, insurance and other operating expenses incurred under the lease) did not commence until four months after substantial completion of the landlord’s work, which completion was in August 2018. Therefore, we only paid approximately $1,600 per month (our estimated share of property taxes, insurance and other operating expenses incurred under the lease) from September 2018 through December 2018 and upon our sale of VWP on January 3, 2019 (see Note 4 – Subsequent Events), the Buyer entered into a lease directly with the landlord of this Fort Lauderdale facility, which cancelled all of our remaining obligations, including termination payments, under the July 2018 lease.

VISUALWEBCASTER PLATFORM OPERATIONS OF ONSTREAM MEDIA CORPORATION
NOTES TO THE SPECIAL PURPOSE STATEMENT OF REVENUES AND DIRECT EXPENSES
FOR THE YEAR ENDED SEPTEMBER 30, 2018

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Costs and Expenses (continued)

Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The costs of leasehold improvements are amortized over the lesser of the lease term or the life of the improvement. Total depreciation expense was approximately $18,000 for the year ended September 30, 2018.

   VWP shares certain resources with our other operations and/or subsidiaries. These resources include, but are not limited to, (i) facility rent and related utilities, maintenance and repairs, (ii) certain marketing and professional fee expenses, (iii) certain bandwidth and similar other product related expenses and (iv) the salary and related benefits and taxes for one marketing executive. An allocated portion of these expenses are included in the Statement, generally on a basis to reflect the actual relative usage of such resources, derived from relative square footage, headcount or other reasonable and consistently applied allocation methodologies.

Corporate Overhead

Onstream and Infinite personnel perform certain functions for VWP including, but not limited to, executive management, legal services, administration of insurance, regulatory and compliance, treasury, information systems, receivable invoicing and collections, payables processing and payment, general accounting, tax administration, human resources and employee compensation and benefit management. The costs of these functions historically have not been allocated to our products, are not directly attributable or specifically identifiable to VWP, and therefore, are not included in the Statement. Income taxes and interest expense have not been included in the Statement as these expenses are not specifically identifiable to VWP.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Estimates are used when accounting for allowances for doubtful accounts, depreciation lives and methods and allocation of expenses. Such estimates are reviewed on an ongoing basis and actual results could be materially affected by those estimates. However, the direct expenses and revenues of VWP as presented in the Statement may differ materially from the results that would have been achieved had VWP been operated as a separate entity (see Note 1).

Effects of Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09 (Revenue from Contracts with Customers (Topic 606)), which requires an entity to recognize revenue from the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance addresses in particular contracts with more than one performance obligation as well as the accounting for some costs to obtain or fulfill a contract with a customer and provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. After giving effect to ASU 2015-14 issued in August 2015, which provided a deferral of the effective dates, this update is effective with respect to public entities no later than fiscal years, and interim periods within those years, beginning after December 15, 2017. Accordingly, Onstream, including VWP, has not implemented this guidance. Notwithstanding this, we expect that such implementation would have no material impact on the Statement.

VISUALWEBCASTER PLATFORM OPERATIONS OF ONSTREAM MEDIA CORPORATION
NOTES TO THE SPECIAL PURPOSE STATEMENT OF REVENUES AND DIRECT EXPENSES
FOR THE YEAR ENDED SEPTEMBER 30, 2018

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Effects of Recent Accounting Pronouncements (continued)

In February 2016, the FASB issued ASU 2016-02 (Leases (Topic 842)), which requires that the assets and liabilities arising from leases, including operating leases, be recognized on the balance sheet. For operating leases, a lessee is required to do the following: (i) recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the balance sheet, (ii) recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis and (iii) classify all cash payments within operating activities in the statement of cash flows. However, for leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. This update is effective with respect to public entities no later than fiscal years, and interim periods within those years, beginning after December 15, 2018. Accordingly, Onstream, including VWP, has not implemented this guidance. Notwithstanding this, we expect that such implementation would have no material impact on the Statement.

In June 2016, the FASB issued ASU 2016-13 (Financial Instruments – Credit Losses (Topic 326)), which replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of information to inform credit loss estimates, including not only historical experience and current conditions, but reasonable and supportable forecasts. The financial assets affected by this pronouncement include trade receivables. This update is effective with respect to public entities no later than fiscal years, and interim periods within those years, beginning after December 15, 2019. Accordingly, Onstream, including VWP, has not implemented this guidance. Notwithstanding this, we expect that such implementation would have no material impact on the Statement.

NOTE 3: RELATED PARTY TRANSACTIONS

VWP invoices Infinite for webcasting services which Infinite then resells to its customers. Infinite invoices VWP for teleconferencing services which VWP then resells to its customers. For the year ended September 30, 2018, VWP’s invoices to Infinite and included in VWP’s revenue totaled approximately $170,000, and Infinite’s invoices to VWP and included in VWP’s costs of revenue totaled approximately $60,000. Another approximately $4,000 of the approximately $10,000 billed to us by Infinite for employee conference calling charges was allocated to VWP’s general and administrative expenses, based on actual usage by VWP employees.

Included in VWP’s fiscal 2018 invoices to Infinite is approximately $43,000 for webcasting events provided to an Infinite client in which five Onstream executives hold, on an aggregate basis, a 25% non-voting ownership interest. Approximately $87,000 for such events was invoiced by VWP to Infinite during fiscal 2019 through the January 3, 2019 sale of VWP (see Note 4 – Subsequent Events). As of March 15, 2019, Infinite has been unable to collect its receivable for these webcasts, as well as other amounts billed by Infinite, from the client. Furthermore, it appears that the client has taken other actions contrary to Onstream and Infinite interests, and while Onstream and Infinite are still in discussions with the client attempting to resolve these matters, it is possible at this point the matter will go to litigation. Onstream and Infinite have agreed that any write-off related to this client will be absorbed by Infinite, and as of February 27, 2019 Infinite had paid Onstream in full for these webcasts.

VISUALWEBCASTER PLATFORM OPERATIONS OF ONSTREAM MEDIA CORPORATION
NOTES TO THE SPECIAL PURPOSE STATEMENT OF REVENUES AND DIRECT EXPENSES
FOR THE YEAR ENDED SEPTEMBER 30, 2018

NOTE 4: SUBSEQUENT EVENTS

With respect to the January 3, 2019 Purchase Agreement (see Note 1 – Nature of Company and Basis of Presentation), the Buyer paid us a cash payment of approximately $2.8 million (the “Purchase Price”) on the Closing Date. Pursuant to an agreement between Onstream and Partners, $1.3 million of the Purchase Price was simultaneously remitted to Partners for repurchase of all but one of the VWP accounts previously sold by us to Partners in the April 30, 2018 transaction as described in Note 1. The VWP account not repurchased by us from Partners and not sold by us to the Buyer represented historical annual revenues of approximately $470,000.

In connection with the Purchase Agreement, Onstream, as well as our Chief Executive Officer, Chief Financial Officer and three other senior executives, agreed to 5-year non-compete provisions as part of the Purchase Agreement, with the exceptions as set forth below. In addition, the Buyer entered into separate Reseller Agreements with Onstream and with Infinite whereby we shall continue to utilize certain technology relating to VWP with respect to portions of those operations we retained after the Effective Date. The Reseller Agreements each have five-year terms and may be extended for an unlimited number of one-year terms thereafter. The Buyer will receive 35% of all revenue generated by us from these Reseller Agreements for the first two years and then receive 50% of all revenue generated by us for the final three years and during any extension of the term of the Reseller Agreements. Our performance under the terms of these Reseller Agreements will not be violations of the non-competition requirements set forth above. Also, in connection with the Purchase Agreement, the Buyer agreed to exclusively use Infinite’s teleconferencing service for a period of five years which may be extended for an unlimited number of one-year terms thereafter for a discounted pricing rate.

We have evaluated our activity from September 30, 2018 until the date of issuance of the Statement (March 15, 2019) and are not aware of any events that have occurred subsequent to September 30, 2018 that would require adjustments to or disclosure in the Statement or related notes besides the paragraphs above.